Lev Pharmaceuticals Meets Primary Endpoint in Pivotal Phase III Prophylactic Trial for Hereditary Angioedema

Company intends to seek label indication for Cinryze™
to include prevention of HAE attacks

New York, NY, September 10, 2007 - Lev Pharmaceuticals, Inc. (“Lev” or the “Company”) (OTCBB:LEVP.OB) today announced positive results from its pivotal U.S. Phase III trial of C1 inhibitor, to be marketed as Cinryze™, for the prophylactic treatment of hereditary angioedema (HAE), also known as hereditary C1 inhibitor deficiency. In the study, the protocol defined primary endpoint was achieved, showing a clinically and statistically significant reduction in the number of HAE attacks. Lev will host a live conference call and audio webcast on Tuesday, September 11, 2007 at 1PM EDT to discuss matters mentioned in this press release.

Based on the positive results of this study, the Company intends to amend its Biologics License Application (BLA) for Cinryze™ (C1 inhibitor), which was submitted to the Food and Drug Administration (FDA) on July 31, 2007, to include the prevention of HAE attacks. Cinryze™ is being developed as a replacement therapy for both the acute and prophylactic treatment of HAE.

In the 24 week, double-blind, placebo controlled study, a total of 24 patients were randomly assigned to one of two treatment groups: twelve weeks of Cinryze™ treatment followed by 12 weeks of placebo or 12 weeks of placebo treatment followed by 12 weeks of Cinryze™. Patients received twice-weekly doses of Cinryze™ or placebo. The primary endpoint was met with a 53% reduction in the number of attacks in the Cinryze™ group (p<0.0001). Secondary endpoints in the study also showed highly significant differences in favor of Cinryze™, including a 66% reduction in days of swelling (p<0.0001) and decreases in the average severity of attacks (p=0.0008) and average duration of attacks (p=0.0004).

“The results of this study, combined with the results of our acute trial, support the potential of Cinryze™ to become a comprehensive treatment option for HAE patients in the United States,” said Joshua D. Schein, Ph.D., Lev’s Chief Executive Officer.

Commenting on the positive Phase III data, Judson Cooper, Lev’s Chairman of the Board said, "These compelling results are a validation of Lev's ability to advance the Cinryze™ program through this Phase III trial, reflecting a significant value proposition for our shareholders. The successful outcome of this study represents an important accomplishment in the evolution of Lev.”

The CHANGE study (C1 inhibitor in Hereditary Angioedema Nanofiltration Generation evaluating Efficacy) is a pivotal Phase III clinical trial designed to examine the safety and efficacy of Cinryze™ in treating acute HAE attacks and as a prophylactic treatment to prevent HAE attacks. The prophylactic study examined the safety and efficacy of Cinryze™ in HAE patients suffering from at least two HAE attacks per month. As part of the CHANGE trial, Lev is also conducting two open label studies to provide HAE patients with continued access to Cinryze™. To date, more than 1,500 doses of Cinryze™ have been administered in all parts of the CHANGE trials with several patients having individually received over 100 doses.

Additionally, Cinryze™ was well tolerated with an adverse event profile no different from placebo. The most common adverse reactions observed were injection site rash and lightheadedness. No drug-related serious adverse events (SAEs), no immunogenicity and no decrease in efficacy have been observed.

“The CHANGE study represents an important milestone in the development of C1 inhibitor for HAE and the patients afflicted with this chronic, severely debilitating and life-threatening disease,” said William Lumry M.D., Clinical Professor of Medicine at the University of Texas Health Science Center, Dallas, TX and an investigator for the CHANGE trial. Dr. Lumry added, “Treatment options are extremely limited today and these results strongly support the potential for Cinryze™ to markedly improve the lives of patients with HAE.”

On March, 14 2007, Lev announced the successful completion of its pivotal Phase III clinical trial for the acute treatment of HAE, which demonstrated a clinically and statistically significant reduction in the time to unequivocal relief of acute HAE attacks.

On July 31, 2007, Lev announced that it submitted a BLA to the FDA seeking approval of Cinryze™ for the acute treatment of HAE. Lev is the first company to submit a licensing application for the acute treatment of HAE in the United States.

As previously mentioned, Lev will host a live conference call and audio webcast on Tuesday, September 11, 2007 at 1PM EDT to discuss matters mentioned in this press release.

To access the live webcast, please click on the link below:
http://phx.corporate-ir.net/playerlink.zhtml?c=130944&s=wm&e=1644636.

A replay of this webcast will be available for 30 days.

About Hereditary Angioedema
HAE is a genetic disorder caused by a deficiency of C1 inhibitor, a circulating plasma protein. This condition is the result of a defect in the gene controlling the synthesis of C1 inhibitor. C1 inhibitor maintains the natural regulation of the contact, complement, and fibrinolytic systems, that when left unrestricted, can initiate or perpetuate an attack by consuming the already low levels of endogenous C1 inhibitor in HAE patients. Patients with C1 inhibitor deficiency experience recurrent, unpredictable, debilitating, and potentially life threatening attacks of inflammation affecting the larynx, abdomen, face, extremities and urogenital tract. While there is no approved therapy for acute HAE attacks in the U.S., C1 inhibitor has been used in Europe to treat HAE for more than 30 years. There are estimated to be 10,000 people with HAE in the United States.

For more information on HAE, visit the U.S. HAE Association’s website at: www.haea.org.

About Lev Pharmaceuticals, Inc.
Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Lev’s C1 inhibitor, proposed to be marketed as CinryzeTM, has been granted orphan drug status for the treatment and prevention of HAE, potentially securing, upon approval, market exclusivity for seven years. Lev has also received fast track designation status from the FDA, which facilitates the development and expedites the review of drugs and biologics intended to treat serious or life threatening conditions and that demonstrate the potential to address unmet medical needs. Lev is also evaluating the development of C1 inhibitor for the treatment of acute myocardial infarction, or heart attack, and selective other diseases and disorders in which inflammation is known or believed to play an underlying role.

For more information about Lev, C1 inhibitor, or HAE, please contact Lev directly at 212-682-3096, or visit Lev’s website at www.levpharma.com.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to new information arising out of clinical trial results, our heavy dependence on the success of CinryzeTM, our dependence on our suppliers, our dependence on third parties to manufacture CinryzeTM, obtaining regulatory approval to market CinryzeTM; market acceptance of CinryzeTM, maintaining the orphan drug status associated with CinryzeTM, the risks associated with dependence upon key personnel, and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors that May Affect Results" section of our filings with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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Contact:
Jason Tuthill
Director, Investor Relations
Lev Pharmaceuticals, Inc.
675 Third Avenue, Suite 2200
(212) 850-9130
jtuthill@levpharma.com